UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                                 Date of Report
                                December 12, 2001
                        (Date of earliest event reported)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Pan-International Holdings, Inc.
                 (Name of Small Business Issuer in its charter)


              Delaware                                    65-0963621
-------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


213 So. Robertson Boulevard, Beverly Hills, CA              90211
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   (Address of principal executive offices)              (Zip Code)

                                 (310) 288-4585
                                 --------------
                           (Issuer's telephone number)

             1105 30th Ave., Suite 200, Gulfport, Mississippi 39501
             ------------------------------------------------------
                  (Former address if changed since last report)

           SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                     (None)

           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                          Common Stock, par value $.01
                                (Title of Class)

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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

     On November 19, 2001 World Call Funding, Inc., a Nevada corporation ("World Call") acquired 1,850,000 shares (the "Shares") of common stock of the Registrant. Stephen M. Thompson is the sole shareholder of World Call. The Shares were acquired by World Call from Kent E. Lovelace, Jr. for a price of $175,000. Previously, World Call had paid $25,000 to Harold Schneider for the assignment to World Call of an agreement effective as of July 31, 2001 between Mr. Schneider and Mr. Lovelace to acquire the Shares and agreed to the transfer to Mr. Schneider of 180,000 shares of common stock of the Registrant. The $200,000 referred to above was derived from the working capital of World Call. As of the date of this Report, World Call and Mr. Thompson beneficially owned 1,853,000 shares of common stock of the Registrant constituting approximately 69.5% of the outstanding common stock of the Registrant. There were no loans or pledges involved in the acquisition of the Shares.

     On November 28, 2001 the Board of Directors of the Registrant was expanded from two persons to four persons and Mr. Thompson and George Marlowe were appointed Directors to fill the existing vacancies. It is anticipated that following compliance with Rule 14f-1 under the Securities Exchange Act of 1934 that Mr. Lovelace and Harvey Judkowitz will resign as Directors of the Registrant and that Messrs. Thompson and Marlowe will appoint one additional person to be a director.

     On October 17, 2001 the Registrant entered into a Letter of Intent with Cyber Centers, Inc., a Nevada corporation ("Cyber Centers"). The transaction contemplated by the Letter of Intent will result in the acquisition by the Registrant of all of the outstanding shares of Cyber Centers and the issuance to Cyber Centers of a minimum of 4,000,000 and a maximum of 6,000,000 shares of common stock of the Registrant. World Call is, as of November 19, 2001 the holder of approximately 2.96% of the outstanding shares of Cyber Centers. A pro rata distribution of 4,000,000 shares of the Registrant to the shareholders of Cyber Centers would result in the transfer to World Call of approximately 118,400 shares or approximately 1.8% of the 6,688,250 shares of common stock of the Registrant then outstanding. A pro rata distribution of 6,000,000 shares of the Registrant to the shareholders of Cyber Centers would result in the transfer to World Call of approximately 177,600 shares or approximately 2.0% of the 8,688,250 shares of the Registrant then outstanding. The Letter of Intent is subject to a number of conditions including, without limitation, that a definitive agreement regarding the Transaction be executed, that the Board of Directors (and, to the extent required by applicable law, the stockholders) of the Registrant and Cyber Centers approve the Transaction, that each party be satisfied with its due diligence review of the other party and that the proposed issuance of shares of the Registrant's common stock be exempt from all applicable securities offering registration requirements.

     In anticipation of the consummation of the Transaction, the Registrant has solicited the consent of its shareholders to amending the Registrant's Articles of Incorporation to change the Registrant's name to "Global Business Services, Inc." a name which will better reflect the business of the Registrant following the completion of the Transaction. It is presently anticipated that the change of name will be effected on or about December 13, 2001 and that the Transaction will be completed on or before February 28, 2002.

     Except as set forth herein there are no arrangements known to the Registrant the operation of which may at a subsequent date result in a change in control of the Registrant.

                                   SIGNATURES


     In accordance with Section 12 of the Securities and Exchange Act of 1934, the Registrant caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        PAN-INTERNATIONAL HOLDINGS, INC.



DATED: December 12, 2001                 By:/s/ Stephen M. Thompson
                                         --------------------------
                                         STEPHEN M. THOMPSON
                                         President




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